Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction
CrowdCompass, LLC	Delaware, USA
Cvent Atlanta, LLC	Delaware, USA
Cvent Australia PTY Limited	Australia
Cvent Canada, Inc.	Canada
Cvent Deutschland GmbH	Germany
Cvent España 2019, S.L.U	Spain
Cvent Europe Ltd.	England and Wales
Cvent FZ-LLC	Dubai Media City Freezone
Cvent FZ-LLC Dubai Branch	Dubai Media City Freezone
Cvent India Private Limited	India
Cvent Nederland B.V	Netherlands
Cvent OnArrival, Inc.	Delaware, USA
Cvent Singapore Pte. Ltd.	Singapore
Cvent, Inc.	Delaware, USA
DoubleDutch, Inc.	Delaware, USA
Elite Meetings International, LLC	Delaware, USA
iEasy Limited	British Virgin Islands
Lanyon Solutions UK, Ltd.	United Kingdom
Lanyon Solutions, Inc.	Delaware, USA
Lanyon, Inc.	Delaware, USA
Mercury Holding, LLC	Delaware, USA
Papay Holdco, LLC	Delaware, USA
Papay Midco, Inc.	Delaware, USA
Redwood Merger Sub LLC	Delaware, USA
Passkey International, Inc.	Delaware, USA
ScriptPro Software, LLC	Florida, USA
Shoflo Management, LLC	Florida, USA
Shoflo, LLC	Florida, USA
SignUp4 Mobile, LLC	Georgia, USA
SignUp4, LLC	Delaware, USA
Social Tables, Inc.	Delaware, USA
StarCite Hong Kong Limited	Hong Kong
StarCite Shanghai Ltd	Shanghai
Starcite, Inc.	Delaware, USA
SU4-Worktopia, LLC	Georgia, USA